EXHIBIT 99.1

OptimumBank Holdings, Inc. Completes 1-for-4 Reverse Stock Split

FORT LAUDERDALE, Fla., May 31, 2013 (GLOBE NEWSWIRE) -- OptimumBank Holdings, Inc. (Nasdaq:OPHC) announced today that it is effecting a one-for-four (1:4) reverse split of its common stock, effective at the close of business today. The reverse stock split, which was authorized by its Board of Directors, was approved by the Company's shareholders on April 30, 2013 at the annual meeting of shareholders. The Company's common stock will commence trading on June 3, 2013 on a split-adjusted basis under the symbol OPHC with a new CUSIP number (68401P304).

The Company has implemented the reverse stock split in order to meet the Nasdaq listing rules that require the Company to maintain at least a $1.00 per share minimum bid price. Reducing the number of outstanding shares of the Company's common stock through the reverse stock split is intended to increase the per share market price of the common stock. The Company's Board of Directors believes that increasing the per share trading price of the common stock will result in the price being increased above, and remaining above, the $1.00 bid price required by the Nasdaq listing rules. However, other factors, such as the Company's financial results, market conditions and the market perception of its business may adversely affect the market price of the Company's common stock. As a result, there can be no assurance that the market price stock will increase following the reverse stock split, that the market price will not decrease in the future, or that the Company will otherwise be able to comply with applicable listing requirements.

In the reverse split, each four shares of issued and outstanding common stock will be converted automatically into one share of common stock. Fractional shares resulting from the reverse stock split will be rounded up to the next whole share. The number of shares of the Company's common stock issued and outstanding will be reduced from approximately 31,511,201 shares of common stock as of May 31, 2013 to approximately 7,877,800 shares outstanding post split. The reverse split will also have a proportionate effect on all stock options outstanding as of May 31, 2013.

Shareholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. Shareholders of record as of May 31, 2013 who hold share certificates will receive instructions from the Company's transfer agent, Continental Stock Transfer and Trust Company, explaining the process for obtaining new post-split stock certificates.

OptimumBank Holdings, Inc. is the bank holding company for OptimumBank, a Florida chartered bank.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Company's management as of the date of this news release and do not purport to speak as of any other date. Such statements reflect the view of Company's management as of this date with respect to future events and are not guarantees of future events, involve assumptions, and are subject to risks and uncertainties, such as changes in the Company's plans, objectives, expectations, and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual events could differ materially from those discussed. Factors that could cause or contribute to such differences include market conditions that may affect the results expected from the reverse stock split. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CONTACT: For more information contact:
         Moishe Gubin, Chairman of the Board or
         Thomas A. Procelli, Chief Operating Officer
         at (954) 776-2332